Exhibit 10.30

FIRST AMENDMENT TO CONTRACT OF
SALE AND PURCHASE

1410 GILLINGHAM, LTD., a Texas limited partnership, and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation, being the parties to that certain Contract of Sale and Purchase having an Effective Date of August 12, 2005 (the “Contract”), hereby amend the first sentence of Paragraph 10 of the Contract to read as follows:

The purchase and sale of the Property (“Closing”) shall take place through an escrow established with the Title Company on January 12, 2006 (such day of closing being herein called the “Closing Date”).

Except as set forth in this First Amendment, the Contract remains in full force and effect as written. This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original hereof. Facsimile signatures shall have the force and effect of original signatures.

In witness whereof, this First Amendment is executed to be effective as of January 3, 2006.

1410 GILLINGHAM, LTD., a Texas limited partnership

By:	Edwin L. Summers, Inc., a Texas corporation, a General Partner

By:	/s/ Edwin L. Summers
Edwin L. Summers, Inc., President

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:	/s/ G. Joseph Cosenza
Name:	G. Joseph Cosenza
Title:	President

CONTRACT OF SALE AND PURCHASE

THIS CONTRACT OF SALE AND PURCHASE (hereinafter referred to as this “Contract”) is made as of the Effective Date (as such term is defined in Paragraph 26 below) by and between 1410 GILLINGHAM, LTD., a Texas limited partnership (hereinafter referred to as “SELLER”), and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation (hereinafter referred to as “PURCHASER”).

W I T N E S S E T H:

1.             PROPERTY. PURCHASER agrees to purchase upon the terms and conditions set forth herein, and SELLER agrees to sell to PURCHASER upon the terms and conditions set forth herein, the following:

(a)           An 11.041 acre tract of land, more or less, situated in the Brown & Belknap League, A-15, Fort Bend County, Texas, and out of Commercial Reserve “A” of Sugar Land Business Park, Tract 133 as filed for record by map of plat in Slide No. 1666B of the Plat Records of Fort Bend County, Texas, said 11.041 acre tract being described by metes and bounds in Exhibit A attached hereto and made a part hereof (hereinafter referred to as the “Land”), together with all interests appurtenant thereto, including all mineral interests owned by SELLER, and any interest of SELLER in any alleys, strips or gores of land adjoining the Land.

(b)           That certain two-story concrete tilt-wall, steel frame building constructed on the Land and containing approximately 150,000 square feet, and any and all fixtures and plumbing, electrical, mechanical and heating, ventilation, and cooling equipment which are part of such building (but expressly excluding, however, any trade fixtures and removable equipment owned by Tenant (hereinafter defined)), and together with any other structures, open parking areas and other improvements located on the Land (hereinafter referred to as the “Improvements”).

(c)           All equipment, furnishings, materials, supplies, machinery, appliances, keys, and other tangible personal property owned by SELLER and placed or installed on the Land or in the Improvements and used as part of or in connection therewith.

(d)           All rights, titles and interests of SELLER in and to any easements, rights-of-way or other interests in, on, or to, any land, highway, street, road or avenue, open or proposed, in, on, across, in front of, abutting or adjoining, the Land; and all rights, titles and interests of SELLER in and to any awards made or to be made in lieu thereof, and in and to any unpaid awards for damage thereto by reason of a change of grade of any such highway, street, road or avenue.

(e)           SELLER’s rights, titles and interests in and to all warranties, guaranties, bonds, certificates, the Tax Abatement Agreements (as hereinafter defined), permits, zoning variances, waivers, governmental approvals, utility capacities, utility commitments or agreements relating to the Land and the Improvements, to the extent that same are in existence and assignable without the consent of third parties or for which consents are obtained. Such assignment shall expressly include the assignment of any construction warranties for the construction of the Improvements, modifications thereto, and certain tenant improvements and equipment installed in the Improvements and held by or accruing to the benefit of SELLER (collectively, the “Construction Warranties”); provided, however, that the Construction Warranties may also be assigned to and/or enforced by Tenant pursuant to the terms of the Lease (hereinafter defined), and PURCHASER shall enforce any Construction Warranties jointly with Tenant. To the extent that the consent of a third party is required to effect any such assignment, SELLER shall use its reasonable efforts (i) during the Inspection Period (as defined in Paragraph 6(b) below) to determine whether such consent would be granted in connection with the sale and purchase contemplated by this Contract and (ii) after the completion of the tenant improvements to be done by SELLER, and in connection with the Closing, to have the Construction Warranties assigned to PURCHASER, but SELLER shall not be obligated to incur any material out-of-pocket costs or expenses in obtaining such consent. There is expressly excluded herefrom the assignment by SELLER of any amounts deposited with utility companies as security.

(f)            SELLER’s rights, titles and interests as Landlord under that certain Lease Agreement (the “Lease”) dated November 18, 2004 between SELLER, as Landlord, and Thermo Process Instruments, L.P., a Texas limited partnership (“Tenant”), as Tenant, for the Leased Premised (as such term is defined in the Lease), together with all of SELLER’s rights, titles and interests in and to that certain Guaranty, dated November 18, 2004 and executed by Thermo Electron Corporation, of the payment and performance of Tenant’s obligations under the Lease (the “Guaranty”).

(g)           SELLER’s rights, titles and interests in and to all site plans, surveys, environmental, soil and sub-strata studies, architectural drawings, plans and specifications, engineering plans and studies, floor plans, landscape plans and other plans or studies of any kind to the extent (i) available, (ii) assignable without violation of applicable law or any agreement or confidentiality provision relating thereto (provided that SELLER shall use reasonable efforts during the Inspection Period to determine whether any consent would be granted in connection with the sale and purchase contemplated by this Contract, as provided for in Paragraph 1(e) above), and (iii) in SELLER’s possession or control (or in the possession of SELLER’s agents), that relate to the Land and the Improvements.

(h)           Any and all other assignable rights, privileges and appurtenances owned by SELLER and in any way related to, or used in connection with, the operation of the Land and Improvements including, without limitation, any prepaid rents and deposits made by Tenant under the Lease.

The term “Property”, as hereinafter used, shall mean all property, whether real or personal, described in Paragraphs 1(a) through 1(h) above. PURCHASER and SELLER acknowledge, and PURCHASER agrees, that the Property will be sold to PURCHASER in its “AS-IS, WHERE IS” condition and WITH ALL FAULTS, and WITHOUT ANY WARRANTY, EXPRESS OR IMPLIED, AS TO FITNESS, HABITABILITY, USE, MERCHANTABILITY, QUALITY OF CONSTRUCTION, WORKMANSHIP, OR OTHERWISE except as to the Construction

Warranties, warranties of title and the warranties and representations set forth herein or that may be set forth in the closing documents.

2.             PURCHASE PRICE. The purchase price (hereinafter referred to as the “Purchase Price”) for the Property shall be THIRTEEN MILLION NINE HUNDRED THOUSAND AND NO/100 DOLLARS (U.S. $13,900,000.00). The Purchase Price, less amounts for prorations and any credits to PURCHASER, shall be payable in immediately available funds at Closing to SELLER.

3.             DEPOSIT OF CONTRACT AND EARNEST MONEY WITH TITLE COMPANY: INDEPENDENT CONTRACT CONSIDERATION.

(a)           PURCHASER and SELLER shall mutually cause a fully executed counterpart of this Contract to be deposited with the Title Company (hereinafter defined) within two (2) business days after this Contract has been fully executed by SELLER, PURCHASER and the Broker (hereinafter defined). Within three (3) business days after the date on which this Contract has been executed by SELLER, PURCHASER and Broker, PURCHASER shall deposit with the Title Company the amount of TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS (US $250,000.00), which amount (the “Earnest Money,” which term shall also include any additional Earnest Money deposited with Title Company pursuant to the terms of this Contract) may at the discretion of PURCHASER be placed in an interest bearing account with a financial institution acceptable to PURCHASER and SELLER. In the event this Contract and the Earnest Money are not timely deposited as provided in this paragraph, then SELLER, at its option and upon written notice to PURCHASER given prior to the Earnest Money and this Contract being deposited, may terminate this Contract. All interest accrued on the Earnest Money, or any additional Earnest Money deposited under the terms of this Contract, shall belong to and be paid to PURCHASER.

(b)           The Earnest Money shall be held in escrow by the Title Company and disbursed in accordance with the terms hereof and, if this transaction closes, shall be disbursed to SELLER as part of the Purchase Price. SELLER and PURCHASER agree that Title Company, as escrow agent, shall be a stakeholder only and shall not be liable to either SELLER or PURCHASER for any damages, losses or costs resulting from the performance of its duties hereunder in strict accordance with the terms of this Contract. Title Company, as escrow agent, shall have the right, exercisable in its discretion, to be discharged as escrow agent by tendering unto the registry or the custody of any court of competent jurisdiction in Fort Bend County, Texas, the Earnest Money and any legal pleadings as the Title Company deems appropriate.

(c)            Contemporaneously with the execution of this Contract PURCHASER has paid to SELLER the amount of TEN DOLLARS (US $10.00) (hereinafter referred to as the “Independent Contract Consideration”), which amount the parties have bargained and agreed to as the consideration for PURCHASER’s option to terminate the Contract in accordance with Paragraph 6 hereof, and for SELLER’s execution, delivery and performance of this Contract. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided for in this Contract, is nonrefundable, shall not be applied to the Purchase Price, and shall be retained by SELLER, notwithstanding any other provision of this Contract.

4.             SELLER’S REPRESENTATIONS. WARRANTIES. AND COVENANTS. SELLER hereby represents, warrants and covenants to and with PURCHASER that:

(a)           SELLER now has and will have on the Closing Date good and indefeasible title in fee simple in and to the Land and Improvements constituting a part of the Property and will at Closing convey the Property to PURCHASER free and clear of all liens, mortgages, easements, leases, tenancies, encumbrances and defects, except for the Lease and the matters set forth in the Commitment (other than liens set forth in Schedule C of the Commitment) and on the Updated Survey (the terms “Updated Survey” and “Commitment” being hereinafter defined in Paragraphs 7 and 8 of this Contract) which are not objected to (or, if objected to, are subsequently waived) by PURCHASER as provided in Paragraphs 7 and 8 (collectively the “Exceptions”).

(b)           Subject to the immediately following two sentences, as of the date hereof there are no actions, suits (condemnation or otherwise), claims, assessments or proceedings pending or to SELLER’s knowledge threatened against the Property or SELLER that affect or involve the Property or that would adversely affect SELLER’s ability to perform under this Contract. PURCHASER acknowledges that the value of the Property may be reassessed from time to time for tax purposes and that tax rates may be increased from time to time. SELLER will give PURCHASER written notice of any such reassessment or increase of which SELLER has notice. SELLER will indemnify and hold PURCHASER harmless from all “roll-back” or similar taxes imposed on the Property, either prior to or subsequent to Closing, and resulting from a change in the use of the Property from an agricultural to a commercial use. This obligation shall expressly survive Closing.

(c)           There are no liens or UCC liens against the Property which will not be satisfied out of the sales proceeds.

(d)           SELLER shall not further encumber the Property, or modify, extend, renew or change any existing encumbrance, without first obtaining the prior written consent of PURCHASER, which consent shall not be unreasonably withheld, conditioned or delayed. PURCHASER shall notify SELLER in writing (to be received by SELLER within seven (7) days after PURCHASER’s receipt of any such proposed encumbrance instrument) whether PURCHASER approves or disapproves of such instrument and, if PURCHASER disapproves of the instrument, the reasons for such disapproval. If such notice is not received by SELLER by the end of such seventh day, the proposed instrument shall be deemed approved by PURCHASER. If PURCHASER disapproves the proposed instrument, and SELLER and PURCHASER are unable to mutually agree to an instrument acceptable to SELLER and PURCHASER within five (5) days after SELLER’s receipt of PURCHASER’s notice, then this Contract shall terminate, the Earnest Money shall be returned to PURCHASER, and neither party shall have any further duties, rights or obligations under this Contract except those which expressly survive the expiration or termination of this Contract. SELLER shall have the right to enter into amendments to the Lease at any time until the fifth day prior to the end of the Inspection Period (such date being herein called the “Lease Amendment Consent Date”) without having to obtain the consent of PURCHASER; provided, however, that SELLER shall furnish PURCHASER with copies of any such amendments to the Lease entered into prior to the Lease Amendment Consent Date. From and after the Lease Amendment Consent Date, and while this Contract remains in force and effect, SELLER shall not enter into any such amendments to the Lease without first obtaining the consent of PURCHASER, which consent shall not be unreasonably withheld, conditioned or delayed. SELLER shall furnish PURCHASER with a copy of any such amendment, and PURCHASER shall notify SELLER in writing (to be received by SELLER within ten (10) days after PURCHASER’s receipt of any such amendment) whether PURCHASER approves or disapproves of such amendment. If such notice is not received by SELLER by the end of such tenth day, the amendment shall be deemed approved by PURCHASER. If PURCHASER disapproves the amendment, then SELLER and PURCHASER shall use commercially reasonable efforts to negotiate an amendment that is acceptable to SELLER, PURCHASER and Tenant. If the parties are unable to agree on the amendment, PURCHASER may terminate this Contract by giving written notice to SELLER, and in such event the Earnest Money shall be returned to PURCHASER, and neither party shall have any further duties, rights or obligations under this Contract except those which expressly survive the expiration or termination of this Contract.

(e)            To the best of SELLER’s knowledge, neither the Land nor the Improvements or any portion thereof has been used for landfill, dumping or other waste disposal activities or for the production and/or storage of raw materials, products or wastes of a toxic or hazardous nature, or for any other use which might give rise to the existence of hazardous or toxic materials on the Land or the Improvements which could create a liability therefor for PURCHASER pursuant to any applicable federal, state or local law, ordinance or regulation. SELLER discloses to PURCHASER that pursuant to the terms of the Lease, Tenant has the right to use and store Hazardous Materials (as defined in the Lease) in the course of its business in and at the Leased Premises subject to Tenant’s compliance with all provisions of the Lease. SELLER, during its ownership of the Property, has not used the Land or the Improvements or any portion thereof for any of such uses or purposes described herein in violation of applicable law. SELLER and PURCHASER both agree and acknowledge that PURCHASER has the right at PURCHASER’s sole cost and expense to perform an environmental study of the Property during the Inspection Period in connection with PURCHASER’s determination of whether the Property is suitable for PURCHASER’s intended use. EXCEPT AS PROVIDED FOR HEREIN, SELLER MAKES NO WARRANTIES OR REPRESENTATIONS AS TO THE EXISTENCE OR NON-EXISTENCE OF ANY HAZARDOUS OR TOXIC WASTE. IT IS UNDERSTOOD AND AGREED THAT SELLER IS SELLING THE PROPERTY “AS IS” AND WITH ALL FAULTS, AND THAT PURCHASER SHALL BE RESPONSIBLE FOR DETERMINING THE CONDITION OF THE PROPERTY AND WHETHER THE PROPERTY IS FIT FOR PURCHASER’S INTENDED USE.

(f)            From the Effective Date of this Contract until the Closing, SELLER, at no cost or expense to PURCHASER, will operate, insure and maintain the Property or cause the same to be operated, insured and maintained in accordance with SELLER’s historical practices as if SELLER intended to continue to own the Property.

(g)           As of the date hereof, SELLER has not received notice, and has no knowledge, of any violation of any laws issued by any governmental authority having jurisdiction over the Property or any portion thereof.

(h)           No notice has been received by SELLER from any insurance company that has issued a policy with respect to any portion of the Property or from any board of fire underwriters (or other body exercising similar functions), claiming any defects or deficiencies or requiring the performance of any repairs, replacements, alterations or other work, and no insurance company has refused to issue a policy of insurance to SELLER due to the condition of the Property.

(i)            There is no pending or, to the knowledge of SELLER threatened, governmental proceeding, including any condemnation proceeding, affecting any portion of the Property or which would impair or curtail direct access to and from the Property.

(j)            Utilities necessary for the operation of the Property in accordance with the use clause of the Lease are available to the Property and SELLER has not received notice that the availability of such utilities is to be reduced or terminated.

(k)           All required action necessary to authorize SELLER to enter into this Contract and to carry out SELLER’s obligations hereunder has been taken or will be taken by the Closing Date.

(l)            There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships, or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws contemplated or filed by SELLER or, to the best knowledge of SELLER, pending against SELLER.

(m)          Except for the Lease with Tenant, there are no tenant leases, written or oral, for the Property or any portion thereof and other than for easement rights evidenced by the Exceptions and the Lease with Tenant, there are no other rights of others to occupy the Property or any portion thereof.

(n)           The copy of the Lease delivered to PURCHASER by SELLER will be complete and accurate, and other than for the Letter Agreement dated November 18, 2004 between SELLER and Tenant (the “Letter Agreement”) and the Tax Abatement Agreements there are no other agreements with Tenant relating to the Lease. There are no defaults under the Lease known to SELLER or claimed by Tenant and the Lease is in full force and effect. SELLER hereby represents and warrants to PURCHASER that other than for the remainder of the commission to be paid to Grubb & Ellis Company upon the occupancy of the Leased Premises by Tenant (which shall be paid by SELLER on or prior to Closing), there are no leasing commissions, fees or other remuneration due to any broker, agent, finder, or other person due in connection with the Lease, including the exercise of any renewal options thereunder.

(o)           Prior to Closing, SELLER shall cause the Improvements to be modified and certain Tenant improvements to be constructed in substantial compliance with the Construction Plans (as such term is defined in Paragraph 6A(a)(4) below). To the best of SELLER’s knowledge the Improvements, the modifications to the Improvements, and certain tenant improvements to be constructed by SELLER have been and are being constructed on the Land in a good and workmanlike manner and in substantial compliance with the Construction Plans, the Lease, and the requirements of applicable law. All taxes, bills, claims and other payments due by SELLER with respect to the construction, use, repair, management, ownership, maintenance and operation of the Property (including without limitation any of the aforementioned that could form the basis of a lien, as for example, a tax lien or a mechanic’s or materialman’s lien), to the extent that final bills and invoices are available at the time of Closing, will be paid as of the Closing Date, or in the case of inchoate tax liens and other items for which final bills and invoices are not available, will be paid by SELLER post-Closing if a sole obligation of SELLER, or will be prorated between SELLER and PURCHASER as of the Closing Date if within the terms of Paragraph 11 of this Contract. Notwithstanding the foregoing, it is agreed that SELLER shall have the right to bond around any lien claim against the Property that SELLER is contesting in good faith, provided that such lien claim will not appear as an exception in the Owner’s Policy of Title Insurance to be issued to PURCHASER.

(p)           There are no escrows for insurance premiums; taxes, general or special assessments; or utilities, either deposited by Tenant with SELLER or deposited by SELLER with SELLER’s existing lender.

(q)           (i)            SELLER has the full right, power, and authority to sell the Property to PURCHASER as provided in this Contract and to carry out SELLER’s obligations hereunder; and all required action necessary to authorize SELLER to enter into this Contract and to carry out SELLER’s obligations hereunder has been taken. The individual executing this Contract on behalf of SELLER has the authority to do so.

(ii)            There are no pending, or to the knowledge of SELLER threatened, actions, suits, claims, proceedings or litigation against SELLER that would prevent SELLER from entering into this Contract, or adversely affect SELLER’s ability to perform hereunder, or that would in any way result in any liability to PURCHASER.

(iii)           There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships, or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws contemplated or filed by SELLER or to the best knowledge of SELLER pending against SELLER.

The representations and warranties set forth above are made as of the date this Contract is fully executed and except as set forth in the Certificate to be executed by SELLER pursuant to the following paragraph shall be deemed made also as of the Closing Date. In the event that any representation or warranty made by SELLER as of the Closing Date is untrue, any action with respect to such breach of the representation and warranty must be brought by PURCHASER within two (2) years and one (1) day of the Closing Date. The provisions of this grammatical paragraph shall survive the Closing.

If any representation or warranty above is known by PURCHASER, prior to Closing, to be untrue, PURCHASER shall give SELLER written notice of such fact. If (a) such representation and warranty is not remedied by SELLER prior to Closing, or (b) the representation and warranty, as remedied, has a material and adverse affect on any decision made by PURCHASER to proceed with this transaction, or (c) any representation or warranty made by SELLER is untrue and such fact is not disclosed to PURCHASER until SELLER’s delivery of SELLER’s Certificate regarding the truthfulness of the representations and warranties, and same has a material and adverse affect on PURCHASER’s decision to purchase the Property, then PURCHASER may either (i) terminate this Contract and the Earnest Money shall be refunded to PURCHASER, and neither party shall have any further rights, duties or obligations pursuant to this Contract except as expressly provided for herein, or (ii) waive its objections to any such untrue representation or warranty and this Contract shall remain in full force and effect. At Closing SELLER shall deliver to PURCHASER a certificate stating that all of the representations and warranties made by SELLER were true when made and, except as otherwise disclosed to PURCHASER in writing, are true as of the Closing Date. The provisions of this grammatical paragraph shall survive the Closing.

From the Effective Date until the Closing Date or earlier termination of this Contract, SELLER covenants that it shall (a) not enter into any written or oral service contract or other agreement with respect to the Property that will not be fully performed by SELLER on or before the Closing Date, or that will not be cancellable by PURCHASER on thirty (30) days prior written notice without liability to PURCHASER on or after the Closing Date, without first obtaining the written consent of PURCHASER, which consent PURCHASER agrees to not unreasonably withhold, delay or condition and (b) advise PURCHASER promptly of any litigation, arbitration or administrative hearing before any governmental agency concerning or affecting the Property which is instituted or threatened after the Effective Date.

5.             PURCHASER’S REPRESENTATIONS. WARRANTIES AND COVENANTS. PURCHASER represents, warrants, covenants, and agrees with SELLER to the following as of the date this Contract is fully executed and as of the Closing Date:

(a)           PURCHASER has the full right, power, and authority to purchase the Property from SELLER as provided in this Contract and to carry out PURCHASER’s obligations hereunder; and all required action necessary to authorize PURCHASER to enter into this Contract and to carry out PURCHASER’s obligations hereunder has been taken. The individual executing this Contract on behalf of PURCHASER has the authority to do so.

(b)           There are no pending, or to the knowledge of PURCHASER threatened, actions, suits, claims, proceedings or litigation against PURCHASER that would prevent PURCHASER from entering into this Contract, or adversely affect PURCHASER’s ability to perform hereunder, or that would in any way result in any liability to SELLER.

(c)           There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships, or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws contemplated or filed by PURCHASER or to the best knowledge of PURCHASER pending against PURCHASER.

The representations and warranties set forth above are made as of the date this Contract is fully executed and except as set forth in the Certificate to be executed by PURCHASER pursuant to the terms of this paragraph, shall be deemed made also as of the Closing Date. It shall be a condition of SELLER’s obligation to close that the representations and warranties made hereunder are true on the Closing Date. In the event any representation or warranty made by PURCHASER as of the Closing Date is untrue, any action with respect to such breach of the representation and warranty must be brought by SELLER within two (2) years and (1) day of the Closing Date. At Closing, PURCHASER shall deliver to SELLER a Certificate stating that all of the representations and warranties made by PURCHASER were true when made and are true as of the Closing Date. SELLER shall have a period of two (2) years and one (1) day from the Closing Date to bring an action against PURCHASER for the breach of any such representation or warranty. The provisions of this grammatical paragraph shall survive the Closing.

Furthermore, PURCHASER covenants as follows:

(aa)         PURCHASER agrees to indemnify, defend and hold SELLER and Tenant and their agents, servants, employees and invitees harmless from and against any mechanics’ or other liens or claims, suits, actions, debts, liabilities, damages, injuries, costs, charges and expenses, including court costs and reasonable attorneys’ fees, which arise out of or in connection with PURCHASER’s inspection, testing, studying, and examination of the Property, except for claims for pre-existing conditions on or under the Property and those arising from the presence or discovery of existing hazardous substances, or disturbance of such existing hazardous substances prior to PURCHASER obtaining knowledge that such hazardous substances exist on the Property. This agreement to indemnify, defend and hold harmless shall survive the termination of this Contract or the consummation of this transaction, as may be applicable, notwithstanding anything else to the contrary contained herein.

(bb)         PURCHASER shall repair any damage to the Property caused by any tests or studies conducted by PURCHASER or PURCHASER’s agents. Such obligation shall survive the termination of this Contract, notwithstanding anything else to the contrary contained herein. Notwithstanding the foregoing, any invasive testing of the Property must be approved by SELLER (which approval will not be unreasonably withheld, delayed or conditioned).

6A.          INSPECTION PERIOD.

(a)           SELLER will deliver to PURCHASER at SELLER’s sole cost and expense and within ten (10) business days after the Effective Date, the following:

(1)           Copies of the Lease, the Guaranty and the Letter Agreement;

(2)           Copies of the following:

(A)          Restated as Amended Standard Tax Abatement Agreement between the City of Sugar Land, SELLER and Tenant, dated effective November 17, 2004;

(B)           Performance Agreement between the Sugar Land Development Corporation and Tenant, dated effective November 15, 2004;

(C)           Restated as Amended Tax Abatement Agreement between Fort Bend County, SELLER and Tenant, dated December 7, 2004;

(D)          Restated as Amended Standard Tax Abatement Agreement between Fort Bend County Municipal Utility District No. 21, SELLER and Tenant, dated effective December 28, 2004.

(the documents described in Paragraphs 6A(a)(2)(A), (C) and (D) being herein collectively called the “Tax Abatement Agreements”);

(3)           Copies of the commission agreement and related letter agreement, each dated September 27, 2004, between SELLER and Grubb & Ellis Company;

(4)           The final construction plans and specifications for the modifications to the Improvements and certain tenant improvements to be constructed by or on behalf of SELLER including all change orders thereto, whether pending or previously approved (the “Construction Plans”) (it being understood and agreed that SELLER shall have no obligation to furnish PURCHASER with construction plans for any improvements to be constructed by Tenant except to the extent SELLER is entitled to be provided with and receives such plans pursuant to the Lease);

(5)           A copy of all geotechnical reports and environmental reports for the Land in the possession of SELLER;

(6)           Copy of the construction contract between SELLER and Rosenberger Construction LP for the construction of modifications to the existing Improvements and certain tenant improvements for the Property, together with copies of all warranties and guaranties for the Property that are currently available to SELLER; and

(7)           Copies of all building permits; and

(8)           A copy of all other documents described on the “Due Diligence Checklist for Sellers” attached hereto as Exhibit F, to the extent such documents are in existence and in the possession of SELLER. If any such documents aren’t in existence or in the possession of SELLER, SELLER shall notify PURCHASER of such fact in writing, and such notice to Purchaser shall be deemed to be delivery to

PURCHASER of such item, for purposes of commencing the Inspection Period (as defined in Paragraph 6A(b).

Furthermore, during the Inspection Period SELLER shall allow PURCHASER access to information of SELLER readily available relating to the Property, and to the Property, as provided for in Paragraph 9, to make physical inspections of the Property.

If this Contract is terminated as provided for herein, PURCHASER agrees to return to SELLER any and all reports and information that have been furnished by SELLER to PURCHASER for review. PURCHASER agrees to keep all such information confidential and not disclose the same to third parties unless and to the extent necessary for PURCHASER’s due diligence purposes, and, at SELLER’S option (and only in the event PURCHASER terminates this Contract for a reason other than a breach by SELLER) to provide to SELLER, at SELLER’s cost, copies of any third party reports that may have been prepared for the benefit of PURCHASER relating to the Property.

(b)           Notwithstanding any provision herein to the contrary, but subject to Paragraphs 5(aa) and 5(bb) above and Paragraph 9 below, PURCHASER and SELLER specifically agree that PURCHASER shall have until 5:00 P.M. Houston, Texas time on the day which is thirty (30) days after the delivery of all of the materials identified in Paragraph 6A(a) of this Contract (such date being herein called the “Inspection Period Notice Date” and such period of time being herein called the “Inspection Period”) in which to examine and inspect the Property. If on the basis of such examinations and inspections PURCHASER determines in its sole and absolute discretion that PURCHASER desires to purchase the Property, then PURCHASER shall evidence its election to proceed with this Contract by giving written notice of such election to SELLER, such notice to be received by SELLER by 5:00 p.m., Houston, Texas time on the Inspection Period Notice Date. Furthermore, PURCHASER shall deposit with the Title Company within three (3) business days after the Inspection Period Notice Date an additional sum in the amount of Two Hundred Fifty Thousand and No/100 Dollars (US $250,000.00) which shall become a part of the Earnest Money from and after such date for all purposes of this Contract. If such notice is not received by SELLER by such date and time, or if such additional $250,000.00 of Earnest Money is not deposited with the Title Company by such date, this Contract shall immediately terminate, the Earnest Money shall be returned to PURCHASER, and neither SELLER nor PURCHASER shall have any further rights, duties or obligations hereunder except as specifically provided for herein. If such notice is timely received by SELLER and such such additional $250,000.00 Earnest Money is timely received by the Title Company, this Contract shall remain in force and effect and the total amount of the Earnest Money held by the Title Company ($500,000.00) shall be nonrefundable to PURCHASER other than for (i) SELLER’s default under this Contract; (ii) condemnation of the Property or any destruction of the Property and PURCHASER terminates this Contract pursuant to the terms of Paragraph 13 and 23 hereof; or (iii) a provision of this Contract that expressly gives PURCHASER the right to terminate this Contract after the Inspection Period Notice Date and to receive a refund of the Earnest Money.

6B.          CONDITION OF THE PROPERTY. (a) During the Inspection Period, PURCHASER will: (i) obtain at its sole cost and expense a property condition report prepared by a third party reviewer, which will cover all of the Property other than the modifications to be constructed pursuant to the Construction Plans (the “Base Building”); (ii) will review (or retain a third party to review) the Construction Plans; and (iii) notify SELLER of any objections PURCHASER may have to the Base Building and the Construction Plans. Failure to give written notice to Seller prior to the Inspection Period Notice Date of any objection to the Base Building and the Construction Plans shall be an irrevocable waiver of any objection to the Base Building and the Construction Plans; provided, however, that if SELLER receives any request for a change order subsequent to the date SELLER delivers the Construction Plans to PURCHASER pursuant to Paragraph 6A(3) above, SELLER shall promptly deliver such change order request to PURCHASER, notwithstanding that the Inspection Period Notice Date may have passed.

(b)           Within fifteen (15) days following the date that SELLER delivers to PURCHASER the Certificate of Substantial Completion (as such term is defined in Paragraph 9B below) and a temporary Certificate (or Certificates) of Occupancy to be issued by the City of Sugar Land for both floors of the Improvements, PURCHASER shall obtain, at its sole cost and expense, a second property condition report, covering just the improvements which are the subject of the Construction Plans (the “New Improvements”), and shall provide a copy of the second property condition report to SELLER. It will be a condition precedent to PURCHASER’s obligation to purchase the Property from SELLER (in addition to the conditions precedent described in Paragraphs 9A and 9B), that the second property condition report not raise any deviation from the approved Construction Plans which is deemed by preparer of the second property condition report to be material.

(c)           If the second property condition report raises deviations from the approved Construction Plans which are not material (in the opinion of the preparer of the report), then the existence of such non-material deficiencies shall not be a failure of PURCHASER’s conditions precedent to Closing. If the second property condition report raises any deviations from the approved Construction Plans that are material in the opinion of the preparer of the second property condition report, PURCHASER shall so notify SELLER in writing. SELLER shall notify PURCHASER in writing, within five (5) business days after being notified by PURCHASER, as to whether SELLER agrees or disagrees that any such deviation is a material deviation. If SELLER agrees that such deviations are material, then SELLER will use commercially reasonable efforts to correct or cause to be corrected such deviations within sixty (60) days from the date that SELLER and PURCHASER have agreed that such deviations are material, and the Closing Date will be extended accordingly. If SELLER believes that any such deviation is not a material deviation, then PURCHASER at its sole cost and expense will have thirty (30) days to have a property condition consultant mutually acceptable to SELLER and PURCHASER (the “Final Consultant”) review and investigate the deviation which is being disputed by SELLER and PURCHASER as being material and issue a new property condition report addressing solely such disputed deviation. Such determination by the Final Consultant shall be binding on SELLER and PURCHASER. If the Final Consultant determines that the disputed deviation is material, then SELLER will use commercially reasonable efforts to correct or cause to be corrected such deviation(s) within sixty (60) days after such determination by the Final Consultant and the Closing Date will be extended accordingly. If the Final Consultant determines that any such deficiencies are not material, the parties shall proceed to Closing. Any deviations from the approved Construction Plans that (i) are not material AND (ii) are required by the Tenant to be corrected shall be corrected by or on behalf of SELLER. SELLER shall have no obligation to correct or cause to be corrected any deviation that is not material if the Tenant does not require the correction of same.

7.             SURVEY.

(a)           SELLER shall, within two (2) business days after the Effective Date, deliver to PURCHASER and Title Company a copy of the Survey of the Land and Improvements prepared by Walter P. Sass, State of Texas Registered Professional Land Surveyor No. 4410 (the “Surveyor”), dated January 30, 2003, last revised November 22, 2004 (the “Survey”). PURCHASER shall have until the twentieth (20th ) day of the Inspection Period to review the Survey and to object, by giving written notice to SELLER, to any matters shown on the Survey. Failure to give written notice to SELLER within such time period of any objections shall be an irrevocable waiver of any objection to any matter disclosed on the Survey. SELLER shall be obligated to use good faith, commercially reasonable efforts to cure or remove any objections to the Survey raised by PURCHASER. In the event that SELLER is unable, despite its good faith, commercially reasonable efforts, to cure any such objections to the Survey by the end of the Inspection Period. PURCHASER, by giving written notice to SELLER before the end of the Inspection Period, may either (i) terminate this Contract in which event the Earnest Money shall be returned to PURCHASER and neither SELLER nor PURCHASER shall have any further rights, duties or obligations hereunder except as expressly provided for herein or (ii) waive any such objections and close the transaction contemplated by this Contract, subject to the terms of Paragraph 7(b) below.

(b)           If PURCHASER elects to proceed with this transaction at the end of the Inspection Period, SELLER shall cause, at SELLER’s sole cost and expense, the Survey to be updated and recertified to SELLER, PURCHASER and the Title Company (the “Updated Survey”). The Updated Survey shall be an as-built survey; and shall be prepared in accordance with the 1999 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys as adopted by the American Land Title Association, the American Congress on Surveying and the National Society of Professional Surveyors with the additional items 1-4, 6-11 and 13-16 from Table A described therein (with item 7(b) (2) showing the tract area in both square footage and acres), and in form sufficient for the Title Company to issue its owner’s title policy without survey exceptions, or with title insurance endorsements acceptable to PURCHASER over matters of survey exceptions. The Updated Survey shall state on its face the zoning classification of the Property and, if true, that none of the Land nor any of the Improvements thereon lie within a designated flood plain or wetlands. The Survey shall be certified to SELLER, PURCHASER and the Title Company (and to PURCHASER’s lender, if and when applicable), according to the form of survey certification attached as Exhibit G, and shall be delivered to SELLER, PURCHASER and the Title Company not later than thirty (30) days prior to Closing. Upon receipt of the Updated Survey and Updated Commitment (as hereinafter defined), PURCHASER shall have the right to give SELLER written notice of objections to any matters shown on the Updated Survey that were not shown on the Survey, such notice to be given within ten (10) days of PURCHASER’s receipt of the Updated Survey. Failure to give written notice to SELLER within such time period of any objections shall be an irrevocable waiver of any objection to any matter disclosed on the Updated Survey. SELLER shall be obligated to use good faith, commercially reasonable efforts to cure or remove any objections to the Updated Survey raised by PURCHASER. In the event that SELLER is unable, despite its good faith, commercially reasonable efforts, to cure any such objections to the Updated Survey by the tenth (10th) day after receipt of PURCHASER’s objections to the Updated Survey, PURCHASER, by giving written notice to SELLER, may either (i) terminate this Contract in which event the Earnest Money shall be returned to PURCHASER and neither SELLER nor PURCHASER shall have any further rights, duties or obligations hereunder, except as expressly provided for in this Contract, or (ii) waive any such objections and close the transaction contemplated by the Contract.

(c)           Notwithstanding any term or provision contained in Paragraph 7(b) above, in the event that any lender of PURCHASER imposes additional requirements for the Updated Survey, then PURCHASER shall be responsible for the costs of having the Updated Survey comply with such additional requirements of its lender.

8.             TITLE COMMITMENT. (a)               SELLER, within ten (10) days after the Effective Date, shall cause a Commitment for an Owner’s Policy of Title Insurance, in the form required for use in the State of Texas (the “Commitment”) for the full amount of the Purchase Price, to be issued by Chicago Title Insurance Company, National Accounts Division, 171 N. Clark Street, Third Floor, Chicago Illinois 60601, Attention: Nancy Castro [Telephone Number 312-223-2709; Facsimile Number 312-223-2108] (the “Title Company”), by and through its local agent, Charter Title Company, 4265 San Felipe, Suite 350, Houston, Texas 77027, Attention: Annette Casley [Telephone Number 713-871-9700; Facsimile Number 713-871-8208] (the “Local Title Company”) covering the Land. The Commitment shall reference all instruments of record and matters affecting the Property. PURCHASER, in addition to the Commitment, shall be furnished with legible copies (to the extent available) of all instruments of record referenced in the Commitment. The Local Title Company shall confirm to PURCHASER that the Owner’s Policy of Title Insurance, when issued in accordance with the Commitment and subject to the conditions set forth therein being satisfied, shall include the following: the deletion of the waiver of arbitration provision; the endorsement of the printed exception for area and boundaries set forth in the Commitment per procedural rule P-2(a); the restrictions, encroachments and minerals endorsement (T-19.1); the access endorsement (T-23); and the contiguity endorsement, if applicable (T-25). PURCHASER shall have until the twentieth (20th) day of the Inspection Period in which to notify SELLER in writing of any objections to title. If PURCHASER fails to so notify SELLER, PURCHASER shall be deemed to have waived such objections and shall proceed, subject to the other provisions of this Contract, to close hereunder. If PURCHASER does so notify SELLER, SELLER shall be obligated to use good faith, commercially reasonable efforts to cure or remove any objections to the Commitment raised by PURCHASER. In the event that SELLER is unable, despite its good faith, commercially reasonable efforts, to cure any such objections to the Commitment by the end of the Inspection Period, then PURCHASER, by giving written notice to SELLER before the end of the Inspection Period, may either (i) waive such objections and proceed to close in accordance herewith or (ii) terminate this Contract by giving written notice to SELLER, in which event the Earnest Money shall be returned to

PURCHASER and neither SELLER nor PURCHASER shall have any further duties or obligations hereunder except as expressly provided for herein.

(b)           If PURCHASER elects to proceed with this transaction at the end of the Inspection Period, SELLER shall cause, at SELLER’s sole cost and expense, the Commitment to be updated (the “Updated Commitment”). The Updated Commitment shall be in substantially the form of the Commitment and shall be delivered to SELLER, PURCHASER and the Surveyor not later than thirty (30) days prior to Closing. Upon receipt of the Updated Commitment, PURCHASER shall have the right to give SELLER written notice of objections to any matters shown on the Updated Commitment that were not shown on the Commitment, such notice to be given within ten (10) days of PURCHASER’s receipt of the Updated Commitment and Updated Survey. Failure to give written notice to SELLER within such time period of any objections shall be an irrevocable waiver of any objection to any matter disclosed on the Updated Commitment. SELLER shall be obligated to use good faith, commercially reasonable efforts to cure any objections to the Updated Commitment raised by PURCHASER. In the event that SELLER is unable, despite its good faith, commercially reasonable efforts, to cure any such objections to the Updated Commitment by the end of the Inspection Period, by the tenth (10th) day after receipt of PURCHASER’s objections to the Updated Commitment, PURCHASER, by giving written notice to SELLER, may either (i) terminate this Contract in which event the Earnest Money shall be returned to PURCHASER and neither SELLER nor PURCHASER shall have any further rights, duties or obligations hereunder, except as expressly provided for in this Contract, or (ii) waive any such objections and close the transaction contemplated by the Contract.

(c)           Notwithstanding the provisions of Paragraphs 7(a), 7(b), 8(a) and 8(b), which obligate SELLER to use good faith, commercially reasonable efforts to cure PURCHASER’s objections to the Survey, Updated Survey, Commitment and Updated Commitment (collectively the “Title and Survey Documents”), SELLER shall not be obligated to expend more than $1,000.00 to cure any individual objection to a Title and Survey Document, nor more than $2,500.00 in the aggregate to cure all of PURCHASER’s objections to the Title and Survey Documents, provided, however:

(i)           SELLER shall in all events be obligated to cure or remove at closing mortgages, deeds of trust, judgment liens, mechanic’s liens or similar monetary encumbrances reflected on the Commitment or Updated Commitment (“Monetary Encumbrances”) regardless of whether PURCHASER objects to such Monetary Encumbrances; and

(ii)          If SELLER is unable to cure or remove any Monetary Encumbrance or other matter reflected on the Title and Survey documents and objected to by PURCHASER, PURCHASER shall have the rights given to PURCHASER in Paragraphs 7(a), 7(b), 8(a) and 8(b) to either terminate this Contract, in which event the Earnest Money shall be returned to PURCHASER and neither SELLER nor PURCHASER shall have any further rights, duties or obligations hereunder except as expressly provided herein, or to waive any such objections and close the transaction contemplated by this Contract.

9.             ENTRY ON PROPERTY PRIOR TO CLOSING. From and after the Effective Date, and so long as this Contract is in effect and PURCHASER is not in default hereunder, PURCHASER and PURCHASER’s representatives, agents or consultants may, subject to such reasonable rules and restrictions as SELLER may establish, enter upon the Property for purposes of inspecting the Property provided (a) such entry does not unreasonably interfere with the use of the Property by SELLER or Tenant; (b) PURCHASER shall not permit any liens to attach to the Property by reason of the exercise of such rights; and (c) except as expressly provided herein, PURCHASER shall not have the right to terminate this Contract after the Inspection Period Notice Date based on the results of any such inspections. SELLER shall cooperate with PURCHASER and shall make its personnel reasonably available to PURCHASER and PURCHASER’s representatives, agents and consultants in connection with PURCHASER’s inspection of the Property.

9A.          CERTIFICATE OF OCCUPANCY. It shall be a condition of PURCHASER’s obligation to purchase the Property, and SELLER’s obligation to sell the Property, that a final unconditional certificate of occupancy for the Property be issued by the City of Sugar Land, Texas (the “Certificate of Occupancy”). SELLER agrees to use commercially reasonable efforts to have the Certificate of Occupancy issued by December 15, 2005. If the Certificate of Occupancy is not issued by December 15, 2005, then either PURCHASER or SELLER, by written notice to the other, may terminate this Contract, in which event the Earnest Money shall be returned to PURCHASER and neither party shall have any further rights, duties or obligations hereunder except those which expressly survive any expiration or termination of this Contract.

9B.          CONDITIONS PRECEDENT. PURCHASER shall have no obligation to purchase the Property from SELLER unless the following conditions have been satisfied by December 15, 2005:

(a)           SELLER shall have provided PURCHASER with a copy of the certificate of substantial completion for the modifications to the Improvements and the tenant improvements to be constructed per the Construction Contract executed by SELLER, SELLER’s architect, and the general contractor for such construction (the “Certificate of Substantial Completion”);

(b)           SELLER shall have provided PURCHASER with a copy of the Certificate of Occupancy;

(c)           Tenant shall have executed and delivered to PURCHASER an original Estoppel Certificate in the form of Exhibit F to the Lease, dated subsequent to the date of the Certificate of Occupancy but prior to December 15, 2005 in which Tenant accepts possession of the leased premises;

(d)           Tenant shall have taken possession of all of the premises subject to the Lease, and has commenced full payments of rent and all other charges payable under the Lease, and;

(e)           Tenant shall have executed and delivered to PURCHASER an original Subordination, Non-Disturbance and Attornment Agreement in a commercially reasonable form that shall be agreed to by the parties during the Inspection Period, dated on or before December 15, 2005.

If the foregoing conditions are not satisfied by December 15, 2005, then PURCHASER shall have the right to terminate this Contract by written notice to SELLER, the Earnest Money shall be returned to PURCHASER, and neither SELLER nor PURCHASER shall have any further duties or obligations hereunder except as specifically provided for herein. SELLER hereby covenants and agrees to use commercially reasonable efforts to obtain the foregoing items as expeditiously as reasonably possible and to furnish the same to PURCHASER promptly after SELLER’s receipt thereof. If the foregoing conditions are not satisfied as of December 15, 2005 but PURCHASER has not delivered written notice of termination to SELLER by such time, then this Contract shall remain in full force and effect.

10.           CLOSING. The purchase and sale of the Property (“Closing”) shall take place through an escrow established with the Title Company on January 4, 2006 (such day of closing being herein called the “Closing Date”). SELLER and PURCHASER agree, to the extent practicable, to use the United States mail or overnight courier service for the delivery of documents necessary for the Closing of the transaction contemplated by this Contract.

10.1.        At Closing, SELLER, at SELLER’s expense, shall deliver or cause to be delivered to PURCHASER:

(a)           A Special Warranty Deed in form and substance substantially similar to that attached hereto as Exhibit B, conveying good and indefeasible title in fee simple to the Land (including the interests referred to in Paragraph l(d) of this Contract) and Improvements in their “As-Is” and “Where Is” condition, free and clear of any and all liens, leases, tenancies, encumbrances, conditions, easements, assessments, restrictions, and other conditions except for the following:

(1)           general real estate taxes and assessments for the year of closing (to the extent that tax bills have not been issued; otherwise, if tax bills have been issued, taxes will be paid for such year) and other subsequent years not yet due and payable; and

(2)           the Exceptions (including the rights of Tenant under the Lease).

(b)           Tax statements from all ad valorem taxing authorities with jurisdiction over the Property showing no delinquent taxes.

(c)           The Certificate regarding representations and warranties provided for in Paragraph 4 above.

(d)           A Bill of Sale and Assignment, in form and substance substantially similar to that attached hereto as Exhibit C, of the items referenced in Paragraphs l(c), (e), (g) and (h), as provided for in such Paragraphs.

(e)           An Assignment and Assumption of Lease in form and substance substantially similar to that attached hereto as Exhibit D with respect to SELLER’s interests and obligations as Landlord under the Lease and in and to the Guaranty.

(f)            Such affidavits, liens, waivers or other documentation as the Title Company shall reasonably require in order to omit from the Owner’s Title Policy all exceptions for unfiled mechanics’ materialmen’s, or similar liens, the gap, and exclusive possession (subject to the rights of Tenant tinder the Lease).

(g)           All keys (if any) for the Property in the possession of SELLER.

(h)           An affidavit in form and substance substantially similar to that attached hereto as Exhibit E stating SELLER’s taxpayer identification number and that SELLER is not a “Foreign Person,” as provided for in Paragraph 22 below.

(i)            The original of the Lease and the Guaranty.

(j)            Evidence of SELLER’s capacity and authority to enter into and close this transaction.

(k)           A notice letter to the Tenant (in form mutually acceptable to SELLER and PURCHASER) informing Tenant of the sale of the Property.

(l)            A Rent Roll for the Property, certified by SELLER to be true and accurate as of the Closing Date.

(m)          Any and all other documents reasonably required to be executed by SELLER to consummate this transaction.

SELLER shall also cause the Title Company to issue, at SELLER’s sole cost and expense, an Owner’s Policy of Title Insurance in accordance with the Commitment insuring good and indefeasible fee simple title to the Land and Improvements in PURCHASER (the “Owner’s Policy of Title Insurance”). It is understood and agreed that (i) SELLER shall be responsible only for the payment of the basic premium for the Owner’s Policy of Title Insurance; any endorsements requested and/or required by PURCHASER shall be at the sole cost and expense of PURCHASER and (ii) the Owner’s Policy of Title Insurance will be issued post-closing.

10.2         At Closing, PURCHASER, at PURCHASER’s expense, shall deliver to SELLER:

(a)           The Purchase Price, plus or minus the prorations described in Paragraph 11.

(b)           Evidence of PURCHASER’s capacity and authority to enter into and close this transaction.

(c)           The Certificate regarding representations and warranties provided for in Paragraph 5 above.

(d)           The Bill of Sale and Assignment instrument referenced in Paragraph 10.1(d) above.

(e)           The Assignment and Assumption of Lease instrument referenced in Paragraph 10.1(e) above.

(f)            The notice letter to the Tenant referenced in Paragraph 10.1(k) above.

(g)           Any and all other documents reasonably required to be executed by PURCHASER to consummate this transaction.

11.           PRORATIONS. SELLER agrees to pay or cause to be paid all real estate taxes and assessments and personal property taxes with respect to any personal property of SELLER for the years prior to the year of Closing and to furnish PURCHASER with a certificate or certificates from the appropriate taxing authorities evidencing that all such prior taxes have been paid. Real estate taxes and assessments for the year of Closing (2006) shall not be prorated as of the Closing Date, the payment of same being the responsibility of Tenant per the terms of the Lease. SELLER shall be liable for any deferred taxes and assessments that become due either before or after Closing by reason of any changed use of the Property occurring prior to the Closing. PURCHASER shall be liable for any deferred taxes and assessments that become due by reason of any changed use of the Property occurring as of or subsequent to the Closing. All normal and customarily proratable items not otherwise provided for herein, including without limitation, rental and other revenue and income, lease payments, utilities, and real and personal property taxes, shall be prorated as of 11:59 p.m on the day prior to the Closing Date, SELLER being charged and credited for all of same to and including such date and PURCHASER being charged and credited for all of same after such date. If the actual amounts to be prorated under this Paragraph 11 are not known as of the Closing Date, the prorations shall be made on the basis of the best evidence then available, and thereafter, when actual figures are received, a cash settlement will be made between SELLER and PURCHASER. Such final reconciliation between SELLER and PURCHASER shall be made within three (3) months after the Closing Date. These agreements shall survive Closing and not be merged therein.

12.           CLOSING COSTS. At Closing, closing costs and expenses of sale shall be borne as follows:

(a)           SELLER shall be obligated for and shall pay:

(i)            The premium for the Owner’s Policy of title Insurance as described in Paragraph 10.1 above;

(ii)           Tax certificates and UCC searches;

(iii)          SELLER’s attorneys’ fees;

(iv)          The costs of title and survey curative matters, if any, incurred by SELLER;

(v)           Any lien or UCC releases;

(vi)          SELLER’s pro rata share of the costs set forth in Paragraph 11 above;

(vii)         The cost of the Updated Survey (subject to the provisions of Paragraph 7(c)); and

(viii)        One-half (1/2) of any escrow fees charged by the Title Company.

(b)           PURCHASER shall be obligated for and shall pay:

(i)            PURCHASER’s pro rata share of the costs set forth in Paragraph 11 above;

(ii)           PURCHASER’s due diligence and attorneys’ fees;

(iii)          The cost of recording the Special Warranty Deed;

(iv)          The premium for any endorsements to the Owner’s Policy of Title Insurance and the cost of any title insurance policy required by PURCHASER’s lender (if any);

(v)           The costs of having the Updated Survey comply with additional requirements imposed by PURCHASER’s lender (if any);

(vi)          Any fees and expenses incurred by PURCHASER in connection with PURCHASER obtaining financing for its purchase of the Property; and

(vii)         One-half (1/2) of any escrow fees charged by the Title Company.

All other closing costs not mentioned herein and for which no provision is made in this Contract shall be paid by SELLER and/or PURCHASER as is customary in Sugar Land, Fort Bend County, Texas.

13.           CONDEMNATION PRIOR TO CLOSING. If, prior to Closing, (a) any condemnation or eminent domain proceeding shall be commenced or threatened against the Property or all or any portion of the Property shall be taken for any public or quasi-public purpose or by a lawful power or authority by the exercise of the right of condemnation or eminent domain or by agreement in lieu thereof, PURCHASER shall have the option of terminating this Contract by giving written notice of such termination to SELLER and Title Company within fifteen (15) days after PURCHASER has been notified in writing of such taking by SELLER, in which event the Earnest Money shall be returned to PURCHASER and all parties relieved of all further rights, duties and obligations under this Contract except as expressly provided for herein. In the event PURCHASER does not elect to terminate this Contract, then this Contract shall remain in full force and effect. The Purchase Price shall be reduced by the amount of any award or other payment arising from such condemnation, eminent domain or other taking by any governmental authority which is paid to SELLER before the Closing Date and not applied to the restoration of the Property. At the Closing, SELLER shall assign to PURCHASER all of SELLER’s right, title and interest in and to any award or other payment arising from such condemnation, eminent domain or other talking by any governmental authority not paid to SELLER prior to Closing, and PURCHASER and SELLER shall otherwise proceed to close this transaction as provided herein, with the new legal description of the Property then remaining being used for the Special Warranty Deed. The provisions of this Paragraph shall govern and control rather than the provisions of the Vendor and Purchaser Risk Act, Texas Property Code Section 5.007.

14.           BROKER’S FEE. If, as and when the transaction contemplated by this Contract is consummated, SELLER hereby agrees to pay a commission to Stan Johnson Company, Inc. (herein called “Broker”) pursuant to a separate agreement for its services in connection with this transaction. The right of Broker to such commission shall irrevocably vest upon the consummation of the transaction contemplated by this Contract, but no such commission shall be earned or payable if such transaction fails to close for any reason whatsoever. Broker may divide its commission with any other licensed real estate brokers or salesmen. Notwithstanding any such agreement for division of the commission, SELLER and PURCHASER shall be fully protected (and Broker does hereby agree to indemnify SELLER and PURCHASER against any loss, damage, expenses or fees incurred by SELLER and/or PURCHASER because of Broker’s agreement to divide such commission) in paying the commission to Broker provided for herein. SELLER and PURCHASER represent and warrant each to the other that except for Broker, no broker or agent is representing either of them in this transaction. Should any other broker or agent assert a claim for a commission in connection with this sale, the party through whom such claim is shown to have been derived shall be solely responsible for the payment of such commission or the defense of a claim in connection with the payment of any such commission. Each party indemnifies and agrees to hold the other harmless of any such claim, cause of action or damages occasioned by a breach of the herein contained representation and warranty, including the payment of a reasonable attorneys’ fee in defense of same. The provisions of this Paragraph 14 shall survive the Closing.

15.           DEFAULT AND REMEDIES.

(a)           In the event that this transaction is not consummated by reason of SELLER’s default, PURCHASER shall in PURCHASER’s sole discretion and as PURCHASER’s sole and exclusive remedy hereunder, either (i) terminate this Contract, in which case PURCHASER shall receive the Earnest Money or (ii) bring an action to enforce specific performance of this Contract by SELLER and complete the transaction contemplated by this Contract, waiving any defects in title or any failure or breach of warranties, covenants and representations.

(b)           In the event that this transaction, is not consummated due to PURCHASER’s default, SELLER’s sole remedy shall be the collection of the Earnest Money as liquidated damages, it being mutually covenanted and agreed that in the event of PURCHASER’s default SELLER’s actual damages would be difficult, if not impossible, to ascertain and therefore the payment of the Earnest Money to SELLER in the event of such default by PURCHASER shall not operate as a penalty but shall constitute reasonable liquidated damages.

16.           ASSIGNMENT OF CONTRACT. This Contract may be assigned by PURCHASER, without PURCHASER having to obtain the consent of SELLER, to an Affiliate of PURCHASER. For purposes of the prior sentence, the term “Affiliate” shall mean and include any person or entity that owns or controls, is owned or controlled by or is under common ownership or control with PURCHASER, in whole or in part or is sponsored by PURCHASER (herein called the “Assignee”); provided, however, that PURCHASER shall not be relieved of claims, demands, suits, causes of action, losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and court costs) resulting from PURCHASER’s inspection of the Property during the Inspection Period and presence on the Property prior to the Closing Date. Such assignment shall be effective upon delivery to SELLER of an executed original assignment in which such Assignee expressly assumes the obligations of PURCHASER under this Contract. Any other proposed assignment shall require the prior written consent of SELLER.

17.           NOTICES. Any notices to be given by either party to this Contract shall be given in writing and may be effected by personal delivery, facsimile transmittal, delivery by overnight Federal Express or similar courier service, or mailed by deposit of such into the care and custody of the United States Postal Service, as applicable, certified, return receipt requested, and postage prepaid, as follows:

To SELLER:	c/o Simpkins Group, Inc.
Attention: Edwin L. Summers
2900 Weslayan, Suite 350
Houston, Texas 77027
	Telephone:	(713) 963-0885
	Telecopy/Fax:	(713) 963-8079
E-mail: summers@simpkinsgroup.com

and counsel	Michael R. Winkler, Esq.
for SELLER:	Campbell & Riggs, P.C.
1980 Post Oak Boulevard, Suite 2300
Houston, Texas 77056
	Telephone:	(713) 621-6721
	Telecopy/Fax:	(713) 621-5453
E-mail: mwinkler@campbellriggs.com

To PURCHASER:	Inland Real Estate Acquisitions, Inc.
2901 Butterfield Road
Oak Brook, Illinois 60523
Attention: G. Joseph Cosenza
Tel: (630) 218-4948
Fax: (630) 218-4935
E-mail: joe@inlandgroup.com

and counsel	The Inland Real Estate Group, Inc. Law Department
for PURCHASER:	2901 Butterfield Road
Oak Brook, Illinois 60523
Attention: Robin Rash, Esq.
Tel: (630) 218-8000, ext. 2854
Fax: (630) 218-4900
E-mail: rash@inlandgroup.com

The parties hereto shall have the right from time to time to change their respective addresses, and each shall have the right to specify as its address any other address by at least five (5) days prior written notice to the other party as herein provided. Notice shall be effective and deemed given upon actual receipt or upon the third (3rd) business day after same is sent as specified above, whichever is earlier; provided, however, notice given by facsimile transmittal shall be effective upon transmission and receipt by the sender of a facsimile confirmation and notice by overnight Federal Express or similar carrier service shall be effective on the first (1st) business day after same is sent. Notice timely given to SELLER or PURCHASER shall be effective for the purposes of this Contract even though such notice may not have been contemporaneously given to such party’s counsel listed above.

18.           MODIFICATION OF CONTRACT; WAIVER. This Contract may not be modified or amended except by a written instrument signed by SELLER and PURCHASER. PURCHASER and SELLER may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such condition or obligation.

19.           BINDING EFFECT. This Contract shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and, subject to Paragraph 16, assigns.

20.           ENTIRE AGREEMENT. This Contract, including any Exhibits and Schedules attached hereto, constitutes the entire agreement and understanding between the parties hereto and supersedes all prior and contemporaneous agreements and undertakings of the parties in connection herewith. No statements, agreements or understandings, representations, warranties or conditions not expressed in this Contract shall be binding upon the parties hereto, or shall be effective to interpret, change or restrict the provisions of this Contract unless such is in writing signed by both parties hereto and by reference made a part hereof.

21.           GOVERNING LAW; VENUE. In the event that SELLER, PURCHASER and/or Broker dispute the validity or formation of this Contract, or the meaning, interpretation or operation of any term, condition, definition, or provision of this Contract resulting in litigation, mediation, or other form of dispute resolution, the parties agree that the law of the State of Texas shall apply and that venue for any such litigation, mediation or other form of dispute resolution shall take place in a court of appropriate jurisdiction in the State of Texas.

22.           NON-FOREIGN AFFIDAVIT. SELLER warrants and represents that no withholding of the Purchase Price is required pursuant to Section 1445 of the Internal Revenue Code of 1954, as amended. In assurance of such warranties and representations, SELLER agrees to execute and deliver to PURCHASER at Closing a Non-foreign Affidavit.

23.           CASUALTY DAMAGE; RISK OF LOSS.

(a)           In the event the Property is substantially damaged or destroyed (which for the purposes hereof shall mean damage or destruction resulting in a repair cost equal to or greater than $250,000.00 or a period of time needed to repair the Property to substantially its former condition equal to or greater than one hundred twenty (120) days after the date of the occurrence of the damage or destruction) by fire or other casualty on or after the Effective Date but prior to the Closing, PURCHASER shall have the option of (i) terminating this Contract, whereupon the Earnest Money shall be returned to PURCHASER and neither SELLER nor PURCHASER shall have any further rights or obligations hereunder except as expressly provided for herein or (ii) closing this transaction; provided, however, that with respect to the right provided for in clause (ii) immediately preceding, PURCHASER, shall receive a credit against the Purchase Price for any and all insurance proceeds paid to SELLER in connection with such casualty and not used by SELLER in connection with the repair and restoration of the Property.  SELLER’s rights in and to such proceeds which have not been paid to SELLER as of the Closing Date shall be assigned to PURCHASER at the Closing. In the event there is a deductible applicable to such insurance policy, the Purchase Price shall be reduced by the amount of the deductible. If necessary, the Closing Date shall be extended to a date mutually agreed to by the parties to allow a determination of the repair cost or the time needed for repair. SELLER hereby agrees to use diligent efforts to settle any insurance claims. PURCHASER shall give SELLER written notice of PURCHASER’s election within fifteen (15) days after SELLER has given PURCHASER written notice of such casualty loss and the repair cost and the time period for repair has been determined.

(b)           In the event the Property is damaged or destroyed by fire or other casualty on or after the Effective Date but prior to the Closing, but such damage or destruction does not rise to the level of substantial damage or destruction pursuant to Paragraph 23(a), then this Contract shall remain in full force and effect and PURCHASER, at PURCHASER’s option, by written notice given to SELLER within fifteen (15) days after SELLER has given PURCHASER written notice of the casualty loss, may either (x) proceed to close this transaction, in which event PURCHASER shall receive a credit against the Purchase Price in an amount equal to any and all insurance proceeds paid to SELLER in connection with such casualty and not used by SELLER in connection with the repair and restoration of the Property, SELLER’s rights in and to such proceeds not paid to SELLER as of the Closing shall be assigned to PURCHASER at the

Closing, and the Purchase Price shall, be reduced by the amount of any deductible applicable to the insurance policy or (y) require SELLER to repair and restore, at SELLER’s sole cost and expense, the Property to its condition prior to such damage and destruction, and the Closing Date, to the extent necessary, shall be extended to a date mutually agreed to by SELLER and PURCHASER for such purpose. SELLER agrees that it shall diligently commence and proceed with such repair and restoration work until the completion of same.

The provisions of this Paragraph shall govern and control rather than the provisions of the Vendor and Purchaser Risk Act, Texas Property Code Section 5.007.

24.           NOTICES REGARDING MUNICIPAL UTILITY DISTRICTS AND WATER DISTRICTS. The Property is located in Municipal Utility District No. 21, which requires a notice to be given to the PURCHASER pursuant to the provisions of the Texas Water Code. Such notice shall be given to PURCHASER in accordance with the applicable provisions of the Texas Water Code at the time of execution of this Contract.

25.           NOTICE TO PURCHASERS OF REAL ESTATE. IN ACCORDANCE WITH THE TERMS OF THE REAL ESTATE LICENSE ACT OF TEXAS, PURCHASER IS HEREBY ADVISED THAT IT SHOULD HAVE AN ABSTRACT COVERING THE PROPERTY EXAMINED BY AN ATTORNEY OF ITS OWN SELECTION, OR BE FURNISHED WITH OR OBTAIN A POLICY OF TITLE INSURANCE. PURCHASER ACKNOWLEDGES RECEIPT OF THIS NOTICE BY EXECUTION OF THIS CONTRACT.

26.           EFFECTIVE DATE. The phrase “Effective Date” or “Effective Date of this Contract” shall mean the date a counterpart of this Contract has been fully executed by SELLER and PURCHASER.

27.           DAY FOR PERFORMANCE. In the event the day for which performance is scheduled hereunder is a Saturday, Sunday, or a holiday observed by national banking associations in Houston, Texas, then the day for such performance shall be the immediately following business day. Any reference to a “business day” in this Contract shall mean a day other than a Saturday, Sunday or holiday observed by national banking associations in Houston, Texas. Time is of the essence with respect to the performance by the parties of their obligations hereunder.

28.           ATTORNEYS’ FEES. In the event of a dispute or controversy concerning the agreements which are the subject of this Contract that results in litigation or binding arbitration, the prevailing party in such litigation or binding arbitration shall be entitled to reasonable attorneys’ fees and costs as determined by the court or the arbitrator.

29.           COUNTERPARTS; FACSIMILE SIGNATURES. This Contract may be executed in counterparts, each of which shall be deemed an original hereof. Each party hereto agrees that its signature page may be attached to an identical counterpart of this Contract so that there are signature pages of each such party to such counterpart of this Contract. Facsimile signatures shall be deemed original signatures, with any party submitting a document with a facsimile signature agreeing to thereafter submit such document with an original signature, and any party may rely on a facsimile signature as being an ink original.

30.           DISCLAIMERS.

(a)           Except as expressly set forth in Paragraph 4 hereof, SELLER makes no representation or warranty as to the truth, accuracy or completeness of any of the materials, data or information delivered by SELLER to PURCHASER in connection with the transaction contemplated hereby. PURCHASER acknowledges and agrees that except as set forth in Paragraph 4, all materials, data and information delivered by SELLER to PURCHASER in connection with the transaction contemplated hereby are provided to PURCHASER as a convenience only and that PURCHASER’s reliance on or use of such materials, data or information prepared by parties other than SELLER shall be at the sole risk of PURCHASER; provided, however, that SELLER hereby represents and warrants that to the best of its knowledge it is unaware of any inaccuracy of incompleteness in any such materials, data and information delivered by SELLER to PURCHASER.

(b)           EXCEPT AS EXPRESSLY SET FORTH IN THIS CONTRACT OR IN THE DOCUMENTATION DELIVERED PURSUANT TO THE TERMS HEREOF, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND HAS NOT AT ANY TIME MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING BUT NOT LIMITED TO, WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER’S WARRANTIES OF TITLE TO BE SET FORTH IN THE DEED), TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION (INCLUDING THE PRESENCE OF ASBESTOS) UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF THE ITEMS DELIVERED PURSUANT TO PARAGRAPH 6 HEREOF PREPARED BY PARTIES OTHER THAN SELLER OR ANY OTHER INFORMATION PROVIDED ON BEHALF OF SELLER BY OTHERS TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS” EXCEPT AS EXPRESSLY SET FORTH IN THIS CONTRACT. PURCHASER REPRESENTS TO SELLER THAT PURCHASER WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OF CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND EXCEPT AS EXPRESSLY SET FORTH IN THIS CONTRACT, WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR

EMPLOYEES WITH RESPECT THERETO. UPON CLOSING, PURCHASER SHALL ACCEPT THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND EXCEPT AS EXPRESSLY SET FORTH IN THIS CONTRACT, PURCHASER UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AT ANY TIME BY REASON OF OR ARISING OUT OF ANY CONSTRUCTION DEFECTS, PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES THAT THE PURPOSE OF THIS PARAGRAPH IS FOR PURCHASER, TO THE FULLEST EXTENT POSSIBLE AT LAW, TO WAIVE, RELINQUISH, RELEASE AND DISCLAIM, ANY CLAIM OR LIABILITY OF OR AGAINST SELLER AS THE RESULT OF ANY CONDITION OR STATE OF FACTS RELATING OR PERTAINING TO THE PROPERTY ON THE CLOSING DATE EXCEPT AS EXPRESSLY SET FORTH IN THIS CONTRACT. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN TAKEN INTO ACCOUNT BY THE PARTIES IN THEIR DETERMINATION OF THE PURCHASE PRICE. THE PROVISIONS OF THIS PARAGRAPH 30(b) SHALL SURVIVE THE CLOSING AND BE INCORPORATED INTO THE SPECIAL WARRANTY DEED REFERRED TO IN PARAGRAPH 10.1(A) OF THIS CONTRACT.

(c)           It is the understanding and intention of the parties that PURCHASER’S rights and remedies with respect to the transactions provided for and contemplated in this Contract (collectively, this “Transaction”) and with respect to all acts or practices of SELLER, past, present or future, in connection with this Transaction, are and shall be governed by legal principles other than the Texas Deceptive Trade Practices - Consumer Protection Act (the “DTPA”). Accordingly, PURCHASER hereby agrees that under Section 17.49(g) of the DTPA this Transaction is not governed by the DTPA. PURCHASER expressly recognizes that the total consideration as agreed to by SELLER has been predicated upon the inapplicability of the DTPA to this Transaction and that SELLER, in determining to proceed with the entering into of this Contract, has expressly relied on the inapplicability of the DTPA to this Transaction.

31.           TAX DEFERRED EXCHANGE. In the event SELLER desires to effect a Tax-Deferred Exchange in connection with the conveyance of the Property, PURCHASER agrees to cooperate in effecting such Tax-Deferred Exchange; provided, however, that the exchanging party shall be responsible for all additional costs associated with such Tax-Deferred Exchange, and provided, further, that a non-exchanging party shall not assume any additional liability with respect to such Tax-Deferred Exchange. SELLER and PURCHASER shall execute such additional documents, at no cost to the non-exchanging party, as shall be required to give effect to this provision.

32.           CAPTIONS. Captions and headings throughout this Contract are for convenience and reference only, and they shall not define, limit, modify or add to the interpretation or meaning of any provisions of this Contract or in any way affect the scope, intent or effect of this Contract.

33.           SEVERABILITY. If any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

34.           EXHIBITS. All exhibits attached to this Contract are hereby made a part of this Contract for all purposes whatsoever.

35.           CONSTRUCTION WARRANTY. SELLER represents and warrants that it shall cause, at SELLER’s sole cost and expense, the general contractor to correct and complete any “punch-list” items set forth in the Certificate of Substantial Completion. Furthermore, SELLER agrees that for a period of one (1) year commencing as of the date of Substantial Completion (as such term is defined in the Lease), SELLER shall be solely responsible for having the general contractor correct any latent or patent defects in workmanship and materials used in the construction of the New Improvements, it being understood and agreed that although the Construction Warranties shall be assigned to PURCHASER, SELLER shall be the party responsible for enforcing same, and the cost of correcting any defective material or workmanship during such one (1) year period, as between SELLER and PURCHASER, shall be borne by SELLER. The terms and provisions of this Paragraph 35 shall be included in the Certificate to be provided by SELLER to PURCHASER pursuant to Paragraph 4, and shall survive the Closing for the time period specified herein.

36.           TENANT’S RIGHT OF FIRST REFUSAL. The parties acknowledge that Article 44 of the Lease grants Tenant a right of first refusal to purchase the Property, and that such right of first refusal continues and exists for a period of five (5) years, commencing as of the first day of the Term (as such term is defined in the Lease). SELLER’s obligation to sell the Property to PURCHASER, and PURCHASER’s obligation to acquire the Property from SELLER is expressly conditioned on Tenant waiving its right to purchase the Property pursuant to Article 44 of the Lease in connection with: (i) the proposed sale to PURCHASER per this Contract; and (ii) any future conveyances to or among any entity in whole or in part owned by or affiliated with The Inland Group of Real Estate Companies, Inc. SELLER agrees that upon execution of this Contract by all parties, it shall provide to Tenant the “Outside Landlord Other Notice” as required by said Article 44.

EXECUTED by the parties as of the date set forth below the signature of each party, with the Effective Date of this Contract to be the last of such dates as provided for in Paragraph 26.

SELLER:

1410 GILLINGHAM, LTD., a Texas limited partnership

By:	B. Douglas Simpkins, Jr. Inc., a General Partner

	By:	/s/ B. Douglas Simpkins, Jr.
B. Douglas Simpkins, Jr., President

	Date:	8/12/05

PURCHASER:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:	/s/ Louis Quilici
Name:	Louis Quilici
Title:	Sr. Vice-President
Date:	8/12/05

Broker executes this Contract for the sole purpose of evidencing its agreement to the terms and provisions of Paragraph 14 above. The consent of the Broker shall not be required for any amendment to this Contract (including any amendment of the Purchase Price) other than for an amendment to Paragraph 14.

STAN JOHNSON COMPANY, INC.

By:	/s/ Daniel E. Herrald
Name:	Daniel E. Herrald
Title:	Senior Associate
Date:	August 15, 2005

RECEIPT BY TITLE COMPANY (CONTRACT)

Chicago Title Insurance Company hereby acknowledges receipt of a fully executed counterpart of this Contract on this 15th day of August, 2005 and agrees to perform its obligations hereunder.

CHICAGO TITLE INSURANCE COMPANY

By:	/s/ Nancy R. Castro
Name:	Nancy R. Castro
Title:	AVP

RECEIPT BY TITLE COMPANY (EARNEST MONEY)

Chicago Title Insurance Company hereby acknowledges receipt of Earnest Money in the amount of $250,000.00 on this 15th day of August, 2005 and agrees to hold and disburse same pursuant to the terms of this Contract.

CHICAGO TITLE INSURANCE COMPANY

By:	/s/ Nancy R. Castro
Name:	Nancy R. Castro
Title:	AVP

EXHIBIT “A”

LEGAL DESCRIPTION OF THE LAND

DESCRIPTION OF AN 11.041-ACRE

(480,966 SQ. FT.) TRACT OF LAND

SIUTATED IN THE BROWN &

BELKNAP LEAGUE, A-15, FORT

BEND COUNTY, TEXAS

Being an 11.041-acre (480,966 square foot) tract of land situated in the Brown & Belknap League, A-15, Fort Bend County, Texas and out of Commercial Reserve “A” of Sugar Land Business Park, Tract 133 as filed for record by map or plat in Slide No. 1666/B of the Plat Records of Fort Bend County, Texas. Said 11.041-acre tract being out of a called 15.183-acrc tract conveyed to Avnet, Inc under Fort Bend County Clerk’s File No. 2002124437 of the Official Public Records of Fort Bend County, Texas and being more particularly described by metes and bounds as follows with the basis of bearings being the south line of said Sugar Land Business Park. Tract 133:

BEGINNING at a 5/8-inch iron rod found in the east right-of-way line of Gillingham Drive (60 foot width) as dedicated by map or plat in Slide No. 1356/B of the Plat Records of Fort Bend County, Texas for the southwest corner of a called 16.15-acre tract of land conveyed to Tramontina USA, Inc. under Fort Bend County Clerk’s File No. 9810043 of the Official Public Records of Fort Bend County, Texas and the southwest corner of Sugar Land Business Park, Tract 137 as filed for record in Slide No. 1678/B of the Plat Records of Fort Bend County, Texas;

THENCE North 87 deg. 29 min. 52 sec. East, along the south line of said called 16.15-acre tract, a distance of 823.65 feet to a 5/8-inch iron rod with cap (stamped “WEISSER ENG. HOUSTON, TX”) set for the northwest corner of a called 9.971-acre tract of land conveyed to Tramontina USA, Inc under Fort Bend County Clerk’s File No. 9810046 of the Official Public Records of Fort Bend County, Texas and being the northeast corner of said tract herein described;

THENCE South 02 deg. 39 min. 14 sec. East, along the west line of said called 9.971-acre tract, at a distance of 251.75 feet pass the southwest corner of said called 9.971-acre tract and the northwest corner of a called 1.464-acre tract of land conveyed to Stillmeadow, Inc. in Volume 2227, Page 946 of the Deed Records of Fort Bend County, Texas and continuing along the west line of said called 1.464-acre tract, a total distance of 584.27 feet to a 5/8-inch iron rod with cap (stamped “WEISSER ENG. HOUSTON, TX”) set for the southwest corner of said tract herein described;

THENCE South 87 deg. 44 min. 17 sec. West, crossing said 15.183-acre tract, a distance of 827.64 feet to a 5/8-inch iron rod with cap (stamped “WEISSER ENG. HOUSTON, TX”) set in the east right-of-way line of said Gillingham Drive for the southwest corner of said tract herein described,

THENCE North 02 deg. 15 min. 43 sec. West, along the east right-of-way line of said Gillingham Drive, a distance of 580.80 feet to the POINT-OF-BEGINNING and containing 11.041-acres (480,966 square feet) of land.

Compiled by:

Weisser Engineering Company

19500 Park Row, Suite 109

Houston, Tx. 77084

Job No. R0753

[SEAL]

Exhibit A

EXHIBIT “B”

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

SPECIAL WARRANTY DEED

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS
COUNTY OF FORT BEND	§

THAT 1410 GILLINGHAM, LTD., a Texas limited partnership (hereinafter called “Grantor”), for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, has GRANTED, SOLD and CONVEYED, and by these presents does GRANT, SELL and CONVEY unto                                                  , a Delaware limited liability company (herein called “Grantee”), Grantee’s address for the purposes hereof being 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention:                                              , the following described real property (collectively, the “Property”), to-wit:

(a) An 11.041 acre tract of land, more or less, situated in the Brown & Belknap League, A-15, Fort Bend County, Texas, and out of Commercial Reserve “A” of Sugar Land Business Park, Tract 133 as filed for record by map of plat in Slide No. 1666B of the Plat Records of Fort Bend County, Texas, said 11.041 acre tract being described by metes and bounds in Exhibit “A” attached hereto (hereinafter referred to as the “Land”), together with all interests appurtenant thereto, including any mineral interests owned by Grantor, and any interest of Grantor in any alleys, strips or gores of land adjoining the Land;

(b) That certain two-story concrete tilt-wall, steel frame building constructed on the Land and containing approximately 150,000 square feet, and any and all fixtures and plumbing, electrical, mechanical and heating, ventilation and cooling equipment which are part of such building (but expressly excluding, however, any trade fixtures and removable equipment owned by Thermo Process Instruments, L.P., as tenant of the Land and said improvements), and together with any other structures, open parking areas, and other improvements located on the Land; and

(c) All rights, titles and interests of Grantor in and to any easements, rights-of-way or other interests in, on or to, any land, highway, street, road or avenue, open or proposed, in, on, across, in front of, abutting or adjoining the Land.

This conveyance is made and accepted subject to those matters set forth on Exhibit “B” attached hereto and made a part hereof to the extent that same are valid, in existence, and enforceable (collectively, the “Permitted Exceptions”).

TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in anywise belonging, subject to the Permitted Exceptions, unto Grantee, its successors, assigns and legal representatives forever; and Grantor does hereby bind itself and its successors to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors, assigns and legal representatives, against every person whomsoever lawfully claiming or to claim the same or any part thereto by, through or under Grantor but not otherwise, subject, however to the Permitted Exceptions.

EXCEPT AS SET FORTH IN THE CONTRACT OF SALE AND PURCHASE PROVIDING FOR THE SALE OF THE PROPERTY (THE “CONTRACT”) OR THE CLOSING DOCUMENTS EXECUTED PURSUANT THERETO, GRANTOR HAS NOT AT ANY TIME MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING BUT NOT LIMITED TO, WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN GRANTOR’S WARRANTY OF TITLE SET FORTH IN THIS DEED), TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION (INCLUDING THE PRESENCE OF ASBESTOS), UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. GRANTEE BY ITS ACCEPTANCE OF THIS DEED ACKNOWLEDGES AND AGREES THAT GRANTOR IS SELLING AND CONVEYING TO GRANTEE, AND GRANTEE IS ACCEPTING, THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS.” GRANTEE REPRESENTS TO GRANTOR THAT GRANTEE HAS CONDUCTED SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS GRANTEE DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OF CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF GRANTOR OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO. GRANTEE ACCEPTS THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY GRANTEE’S INVESTIGATIONS.

EXECUTED as of the date of the acknowledgment hereto, and delivered and effective the      day of                      , 2006.

GRANTOR:

1410 GILLINGHAM, LTD., a Texas limited Partnership

By:	B. Douglas Simpkins, Jr. Inc., a General Partner

By:
B. Douglas Simpkins, Jr., President

THE STATE OF TEXAS	§
§
COUNTY OF	§

On this the       day of                     , 2006, before me,                                            the undersigned Notary Public, personally appeared B. Douglas Simpkins, Jr.,

         personally known to me - or -

         proved to me on the basis of satisfactory evidence

to be the person(s) who executed the within instrument as President of B. Douglas Simpkins, Jr. Inc., a Texas corporation, on behalf of the corporation in its capacity as general partner of 1410 GILLINGHAM, LTD., a Texas limited partnership, and acknowledged to me that the corporation executed it in such capacity on behalf of the said limited partnership.

Witness my hand and official seal,

Notary Public, State of Texas

[Notary Seal]

EXHIBIT “C”

BILL OF SALE AND ASSIGNMENT

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF FORT BEND	§

1410 GILLINGHAM, LTD., a Texas limited partnership (“Assignor”), as of the effective date hereof is conveying to                                                           , a Delaware limited liability company (the “Assignee”), that certain tract of land, together with the improvements thereon, lying and being situated in the City of Sugar Land, Fort Bend County, Texas and being more particularly described on Exhibit A attached hereto and made a part hereof for all purposes (the “Property”).

It is the desire of Assignor to hereby assign, sell, transfer, set over and deliver to Assignee, in connection with the sale of the Property to Assignee, certain personal property and rights used in connection with or relating to the Property.

NOW, THEREFORE, in consideration of the receipt of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged by Assignor, Assignor does hereby ASSIGN, SELL, TRANSFER, SET OVER and DELIVER to Assignee the following described properties (herein collectively called the “Assigned Properties”):

1.             That certain two-story concrete, tilt-wall, steel frame building constructed on the Property and containing approximately 150,000 square feet, and any and all fixtures and plumbing, electrical, mechanical and heating, ventilation, and cooling equipment which are part of such building (but expressly excluding, however, any trade fixtures and removable equipment owned by Thermo Process Instruments, L.P. (“Thermo”), the tenant of the Property), and together with any other structures, open parking areas and other improvements located on the Property (the “Improvements”).

2.             All equipment, furnishings, materials, supplies, machinery, appliances, keys and other tangible personal property owned by Assignor and placed or installed on the Property or in the Improvements and used as part of or in connection therewith.

3.             Assignor’s rights, titles and interests in and to all warranties, guaranties, bonds, certificates, permits, zoning variances, waivers, governmental approvals, utility capacities, utility commitments or agreements relating to the Property and the Improvements, to the extent that same are in existence and assignable or to the extent consents to assignment have been obtained.  This assignment expressly includes the assignment of any construction warranties for the construction of the Improvements, modifications thereto, and certain tenant improvements and equipment installed in the

Improvements held by or accruing to the benefit of Assignor (collectively, the “Construction Warranties”); provided, however, that the Construction Warranties may also be assigned to and/or enforced by Thermo, pursuant to that certain Lease Agreement dated November 18, 2004 by and between Assignor, as Landlord, and Thermo, as Tenant (the “Thermo Lease”), and Assignee shall enforce any Construction Warranties jointly with Thermo. There is expressly excluded herefrom the assignment by Assignor of any amounts deposited with utility companies as security.

4.             Assignor’s rights, titles and interests in and to all site plans; surveys; environmental, soil and substrata studies; architectural drawings; plans and specifications; engineering plans and studies; floor plans; landscape plans; and other plans or studies of any kind to the extent (i) available; (ii) assignable without violation of applicable law or any agreement or confidentiality provision relating thereto, and (iii) in Assignor’s possession or control (or in the possession of Assignor’s agents) that relate to the Property and the Improvements.

5.             Assignor’s rights, titles and interests in and to:

(i)            Restated as Amended Standard Tax Abatement Agreement between the City of Sugar Land, SELLER and Tenant, dated effective November 17, 2004;

(ii)           Restated as Amended Standard Tax Abatement Agreement between Fort Bend County, SELLER and Tenant, dated December 7, 2004; and

(iii)          Restated as Amended Standard Tax Abatement Agreement between Fort Bend County Municipal Utility District No. 21, SELLER and Tenant, dated effective December 28, 2004.

6.             Any and all other assignable rights, privileges and appurtenances owned by Assignor and in any way related to, or used in connection with, the operation of the Property and the Improvements, including without limitation, any prepaid rents and deposits made by Thermo under the Thermo Lease.

The Assigned Properties are assigned, sold, transferred, set over and delivered in their AS-IS, WHERE IS CONDITION AND WITH ALL FAULTS. ASSIGNOR MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO FITNESS, HABITABILITY, USE, MERCHANTABILITY, QUALITY OF CONSTRUCTION, WORKMANSHIP, OR OTHERWISE EXCEPT AS TO THE WARRANTY OF TITLE SET FORTH HEREIN, AND THE WARRANTIES AND REPRESENTATIONS SET FORTH IN THE CONTRACT OF SALE AND PURCHASE FOR THE SALE AND PURCHASE OF THE PROPERTY.

TO HAVE AND TO HOLD the Assigned Properties, subject as aforesaid, unto Assignee, its respective successors and assigns, forever; and Assignor hereby agrees to forever warrant and defend the Assigned Properties, subject to the matters set forth as Permitted Exceptions in the

Special Warranty Deed of even date, herewith from Assignor to Assignee, against all claims and causes of action brought by all persons lawfully alleging or attempting to allege any right, title or interest in and to the Assigned Properties, by, through or under Assignor, but not otherwise.

This Bill of Sale and Assignment may be executed in multiple counterparts which, when signature pages containing the original signatures of all signatories hereto have been obtained and attached hereto, shall constitute a full and complete Bill of Sale and Assignment. Each of Assignor and Assignee agrees that (i) its signature page may be attached to an identical counterpart of this Bill of Sale and Assignment so that there is a counterpart of this instrument containing the signature pages of all parties and (ii) facsimile signatures shall be deemed original signatures, with any party submitting a document with a facsimile signature agreeing to thereafter submit this instrument with an original signature. Any party may rely on a facsimile signature as being an ink original.

IN WITNESS WHEREOF, this Bill of Sale and Assignment has been executed by the parties hereto effective for all purposes as of the        day of                                      , 2006.

ASSIGNOR:

1410 GILLINGHAM, LTD., a Texas limited partnership

By:	B. Douglas Simpkins, Jr. Inc., a General Partner

By:
B. Douglas Simpkins, Jr., President

EXHIBIT “D”

ASSIGNMENT AND ASSUMPTION OF LEASE

In consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, 1410 GILLINGHAM, LTD., a Texas limited partnership (“Assignor”), does hereby GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER and DELIVER unto                                               , a Delaware limited liability company (“Assignee”), all of the right, title and interest of the Assignor, as landlord, in, to and under that certain Lease Agreement dated “November 18, 2004 by and between Assignor, as Landlord, and Thermo Process Instruments, L.P., as Tenant (the “Lease”), and all of the rights, powers, estate, benefits and privileges of the Assignor in, to and under the Lease, including without limitation, the right of the Assignor to collect and receive rents pursuant to the Lease; together with all of Assignor’s rights, titles and interests in and to that certain Guaranty dated November 18, 2004, executed by Thermo Electron Corporation, a Delaware corporation, pursuant to which Thermo Electron Corporation guaranteed the payment and performance of the obligations of Thermo Process Instruments, L.P. under the Lease.

The Lease demises certain real improved property situated in the City of Sugar Land, Fort Bend County, Texas and more particularly described on Exhibit “A” attached hereto and made a part hereof.

Assignee hereby assumes and agrees to perform all of the terms, covenants, obligations and conditions of the Lease which are required to be performed or complied with by the landlord under the Lease, in respect of the period from and after the date of this Assignment.

Assignor hereby agrees to indemnify and hold Assignee harmless from and against all liabilities, damages, costs and expenses (including without limitation intended and by way of example only, reasonable attorneys’ fees and court costs) arising out of the failure of the Assignor to perform its obligations as landlord under the Lease, in respect of the period prior to the date of this Assignment.

Assignee hereby agrees to indemnify and hold Assignor harmless from and against all liabilities, damages, costs and expenses (including without limitation intended and by way of example only, reasonable attorneys’ fees and court costs) arising out of the failure of Assignee or its successors in interest, to perform the obligations of the landlord under the Lease in respect of the period from and after the date of this Assignment.

Assignor hereby agrees to forever warrant and defend this Assignment against all claims and causes of action brought by all persons lawfully alleging or attempting to allege any right, title or interest by, through or under Assignor, but not otherwise.

The provisions of this Assignment shall be binding upon and inure to the benefit of Assignor and Assignee, and their respective successors, assigns and legal representatives. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original hereof. Each of Assignor and Assignee agrees that (i) its signature page may be detached from any one such counterpart and attached to an identical counterpart so that there may be one or more counterparts containing the signature pages of Assignor and Assignee and (ii) facsimile signatures shall be deemed original signatures, with any party submitting a document with a facsimile signature agreeing to thereafter submit this instrument with an original signature. Any party may rely on a facsimile signature as being an ink original.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of the           day of                                            , 2006.

ASSIGNOR:

1410 GILLINGHAM, LTD., a
Texas limited partnership

By:	B. Douglas Simpkins, Jr. Inc., a General Partner

By:
B. Douglas Simpkins, Jr., President

ASSIGNEE:

Inland , a Delaware limited
liability company

By:
Name:
Title:

EXHIBIT “E”

NON-FOREIGN CERTIFICATE - ENTITY

Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a United States real property interest must withhold tax if the transferor (seller) is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a United States real property interest by 1410 Gillingham, Ltd., a Texas limited partnership (herein called “Transferor”), the undersigned hereby certifies to                                                      , a Delaware limited liability company, the following on behalf of the Transferor:

1.             Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

2.             Transferor is not a disregarded entity as defined in §1.1455-2(b)(2)(iii).

3.             The United States Employer Identification Number (tax identification number) of Transferor is 20-1824121

4.             Transferor’s office address is 2900 Weslayan, Suite 350, Houston, Texas 77027.

5.             Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein may be punished by fine, imprisonment or both.

Under penalties of perjury, the undersigned declares that he has examined this certification and that, to the best of his knowledge and belief, it is true, correct and complete. The undersigned further declares that he has authority, as the President of
B. Douglas Simpkins, Jr. Inc., a general partner of Transferor, to sign this document on behalf of the Transferor.

DATED this the       day of                                 , 2006.

TRANSFEROR:

1410 GILLINGHAM LTD., a Texas limited partnership

By:	B. Douglas Simpkins, Jr. Inc., a General Partner

By:
B. Douglas Simpkins, Jr., President

EXHIBIT “F”

DUE DILIGENCE CHECKLIST

The following information is to be provided for management review

NAME OF PROPERTY:			Comments
A.		FINANCIAL INFORMATION
	1.	Leases
a. Copies of all leases, amendments and any guarantees
We need within three (3) days after acceptance of agreement.
b. Copies of any REA, OEA, easements and encumbrances
We need within three (3) days after acceptance of agreement.
		c. Standard Lease Form	N/A
	2.	Rent Roll
a. Current Rent Roll
We need within three (3) days after acceptance of agreement.
		b. Rent Roll as of December 31 of previous year	N/A
		c. Rent Information for any tenant who occupied a space during previous year, including vacated tenants as of December 31 of previous year	N/A
		d. Future rent information for any tenant to occupy a space in the current year whose lease was signed and finalized as of December 31 of the previous year	N/A
		e. Schedule of rents for free rent and stopped rent periods	If applicable
	3.	Copies of Commencement Letters to Tenants	Prior to closing
	4.	Latest leasing status report	N/A
	5.	Summary of recent lease transactions including rate and tenant improvement allowances	N/A
	6.	Percentage Rent
		a. List of current tenants on percentage rent only or percentage rent in lieu basis	N/A
		b. Summary of percentage rents for the year ended December 31 of previous year and related support	N/A
	7.	List of specialty license agreements	N/A
	8.	Operating Statements
		a. Prior five full years income/operating statements ending December 31	N/A
		b. Income/Operating Statement from January 1 through the end of the most recent quarter	N/A
		c. Year-to-date income/operating statement	If in existence
		d. Balance sheet as of December 31 of previous year	N/A
		e. Current year/full year operating budgets	If in existence
		f. Following year budget	If in existence
	9.	General Ledger	N/A
		a. General ledger detail for income statement accounts for the previous year ending December 31	N/A

		b. Year-to-date general ledger statement	N/A
	10.	Copies of bills for:
a. Real estate taxes (last three years)
	11.	Seller’s Insurance – Copies of Declaration pages for current and previous years
1) Liability
2) Property
	12.	Tenant Reconciliations	N/A
		a. Copies of reconciliations for CAM/taxes/insurance for year ended December 31 of previous year for all tenants including vacated Tenants	N/A
		b. Statement of current monthly amounts paid by tenants for CAM/tax/insurance plus a year-to-date balance of amounts paid by each tenant (Tenant Ledger)	N/A
	13.	Information related to any recent CAM or TAX Audits, including copies of reports	N/A
	14.	Leakage report of reimbursable expenses by tenant
	15.	Receivables status/aging report	N/A
	16.	Tenant sales reports for last three years (absolutely required for tenants who have kick-outs for sales or who paid percentage rent)	N/A
	17.	Tenant financial statements (and guarnator)
	18.	Lease expirations – next three years
		a. Status of expirations, with kick-outs, with respect to renewal possibilities	N/A
	19.	Description and breakdown of Promotional Income and Marketing Fund	N/A
	20.	Leasing Plan	N/A

B.		EXPENSE INFORMATION
	1.	Twelve months of consecutive utility bills	If available
		a. Water	If available
		b. Gas	If available
		c. Electric	If available
		d. Telephone and dedicated lines	If available
	2.	Copies of all service agreements, contracts or any leases that encumber the property	If in existence
		a. Fire/sprinkler/burglar alarms	If in existence
		b. Antenna cable/satellite dish	If in existence
		c. Cleaning	If in existence
		d. Exterminating	If in existence
		e. Landscaping	If in existence
		f. Scavenger	If in existence
		g. Security service	If in existence
		h. Snow removal	If in existence
		i. Towing	If in existence
		j. Union contracts	If in existence
		k. Elevator	If in existence

		l. Uniform rental	If in existence
		m. Water softeners	If in existence
		n. Leasing	If in existence
		o. Management Agreement	If in existence
		p. Advertising	If in existence
		q. Tax reduction legal fees	If in existence
		r. Any other service contracts or leases not cancelable in 90 days	If in existence
	3.	Copies of one month’s invoices for recurring contractual operating expenses (contractual, landscaping, sweeping, etc.)	If in existence
	4.	Copies of invoices for various significant expense items (repairs, maintenance, contractual)	If in existence
	5.	Capital improvements
a. Capital improvements over the last 36 months
b. Five-year capital expenditure forecast
c. Assignable warranties (Other than Roof)

C.		ENVIRONMENTAL REPORTS
	1.	Phase I (existing)
	2.	Phase I (new)	N/A
	3.	Other
D.		STAFFING
	1.	Itemized by position and salary	N/A
E.	SITE INSPECTIONS
	1.	Inspection report	N/A
	2.	Photos	If available
F.	MISCELLANEOUS
Code violations
a. Current and outstanding
b. Last 24 months, with compliance
c. Contact municipalities as to other problems
Copies of all Warranties
a. Roof
b. Construction
Current tenant contact list
Certificates of insurance for each tenant
Current insurance policies (building and common area)
a. Property
b. Liability
c. Umbrella
d. Elevation Certificates for Flood Insurance
Appraisal
		a. Existing Third Party Appraisal	N/A
		b. New Appraisal	N/A
	Marketing/leasing brochures		N/A
	Survey		Per contract
	Site plan		If available

Building photographs and aerials	If available
Certificates of Occupancy	Per contract
Zoning Letter	N/A
Building Plans and Specifications	Per contract
Estoppels	Per contract
Base rent collected in previous five calendar year period by tenant	N/A
Physical occupancy for the last five calendar years prior to purchase	N/A

Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Rate as of December 31
2004
2003
2002
2001
2000
N/A

EXHIBIT “G”

SURVEYOR’S CERTIFICATE

CERTIFIED TO: Inland Real Estate Acquisitions, Inc., its successors, lenders and assigns

Inland                                                      , L.L.C., its successors, lenders and assigns

                                                     [NAME OF LENDER TBD]

Chicago Title Insurance Company

The undersigned does hereby certify that (i) this survey was made upon the ground of the property reflected hereon on                                , 2005 under my supervision, for the benefit of and reliance by Inland Real Estate Acquisitions, Inc., its successors, lenders and assigns, Inland                                               , L.L.C., its successors, lenders and assigns,                                                 [name of lender TBD] and Chicago Title Insurance Company, and correctly shows and represents the property reflected hereon (including the gross square footage thereof) and the locations of all buildings, structures and other improvements (including the gross square footage thereof) and visible items (including all parking spaces (and a count thereof) located upon the property and the sizes of such parking spaces) and known utilities located thereon, and the relation of all such buildings, structures and other improvements to the property lines of the property reflected hereon; (ii) the description of the property contained hereon is correct and the physical evidence of boundary lines and lines of possession or occupancy have been shown and proper notation made where in conflict with the legal description, and such boundary lines Aclose® by engineering calculations; (iii) the property reflected hereon has physical and legal access to and from a dedicated public roadway, and the public roads, highways, streets and alleys running adjacent to or upon the properly reflected hereon are shown; (iv) except as shown hereon, there are no discrepancies, conflicts, shortages in area, encroachments (from the property reflected hereon onto any adjacent property, including streets, roadways and alleys, and/or from any adjacent property, including streets, roadways and alleys, onto the property reflected hereon), visible improvements, overlapping of improvements, set-back and/or building lines, easements (and no evidence on the ground of use of the property that might suggest a possible claim of easement), rights-of-way, drainage ditches, power lines or roadways that affect the property reflected hereon, or, to the undersigned’s knowledge, after diligent inquiry, platted utilities that affect the property reflected hereon; (v) there are no gaps, gores, or overlaps between parcels or roads, highways, streets, or alleys and all parcels that comprise the property reflected hereon are contiguous; (vi) the property reflected hereon is a separate tax lot; (vii) all utilities for the operation of the property reflected hereon are available at the lot lines, enter said tract through said tract at adjoining public streets and do not run through or under any buildings or improvements not located on the property reflected hereon; (viii) there are no violations of zoning ordinances, restriction or other regulations with reference to the location of all buildings, structures and improvements situated on the property reflected hereon and the number and configuration of parking spaces; (ix) the gross and net areas (both acreage and square footage) shown hereon are correct and there are no boundary line discrepancies and no deficiencies in the quantity of the land described in the legal description of the property reflected; (x) this property lies in Flood Zone                        according to Flood Insurance Rate Maps for the City of                 , Community Panel No.                                 , dated                              and issued by the Federal Emergency Management, and (xi) this survey conforms with the “Minimum Standard Detail Requirements of ALTA/ACSM Land Title Surveys”, jointly established and adopted by American Land Title Association (“ALTA”) and American Congress on Surveying and Mapping (“ACSM”) in 1999, and includes Table “A” items 1, 2, 3, 4, 6, 7(a)-(c), 8, 9, 10, 11(a) and (b), and 13-16 therein. This Survey correctly shows (i) the zoning classification of the Property, (ii) the permitted uses within such classification, (iii) the parking requirements of the zoning code applicable to the subject property, and (iv) the source of such information. Pursuant to the Accuracy Standards as adopted by ALTA and ACSM and in effect on the date of this certification, the undersigned further certifies that proper field procedures, instrumentation and adequate survey personnel were employed in order to achieve results comparable to those outlined in the Minimum Angle, Distance and Closure Requirements for Survey Measurements Which Control Land Boundaries for ALTA/ACSM Land Title Surveys.

[Surveyor’s Name]

By:
Date:
Registered Land Surveyor No.
Date of Survey: